UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

In connection with the consummation of the acquisition by A-Mark Precious Metals, Inc., a Delaware corporation (the “Company”), of JM Bullion, Inc., a Delaware corporation (“JMB”), disclosed in Item 2.01 below, the Company entered into the employment agreement with Mr. Michael Wittmeyer (the “Wittmeyer Employment Agreement”), the lock-up agreements and the registration rights agreement described in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 11, 2021 (the “February 11, 2021 Form 8-K”).  The description of these agreements is incorporated by reference from the February 11, 2021 Form 8-K.  The text of these agreements are included as exhibits to the Stock Purchase Agreement (the “Stock Purchase Agreement”) among the Company and the other former stockholders of JMB (the “Other JMB Stockholders”), dated February 8, 2011, filed as Exhibit 2.1 to the February 11, 2021 Form 8-K.

Item 2.01.     Completion of Acquisition or Disposition of Assets

On March 19, 2021, the Company consummated the acquisition (the “JMB Acquisition”) of the approximately 79.47% of the issued and outstanding shares of JMB that it did not previously own, in accordance with the terms of the Stock Purchase Agreement.  JMB is an e-commerce retailer of gold, silver, copper, platinum and palladium products. The Company acquired the shares from the Other JMB stockholders.

Mr. Gregory Roberts, the chief executive officer of the Company, has served on the board of JMB since 2017.  In addition to owning approximately 20.53% of the shares of JMB prior to the JMB Acquisition, the Company was a supplier of product to JMB, and also provided certain logistical services to JMB.

For purposes of the JMB Acquisition, the JMB business was valued at $174.0 million, which value was arrived at in arms-length negotiations between the Company and the Other JMB Stockholders.  This implied a value of approximately $138.3 million for the approximately 79.47% of JMB that the Company did not previously own. The adjusted preliminary purchase price was $136.8 million, consisting of $106.5 million in cash and $30.3 million in common stock of the Company. In accordance with the Stock Purchase Agreement, the cash portion of the purchase price was reduced by 20.53% of the amount of a cash redemption made by JMB to its stockholders (excluding the Company) immediately prior to the closing of the JMB Acquisition. Taking into account this reduction, along with certain other adjustments specified in the Stock Purchase Agreement, the total amount paid at closing consisted of $82.3 million of cash and $30.3 million of the Company’s common stock, valued as of the signing of the Stock Purchase Agreement. The Company financed the cash portion of the purchase price with cash on hand and from net proceeds from the Company’s public offering of common stock, which closed on March 8, 2021.

A copy of the press release announcing the consummation of the JMB Acquisition is attached hereto as Exhibit 99.1.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the closing of the JMB Acquisition, Mr. Wittmeyer, the chief executive officer of JMB and a significant stockholder of JMB prior to the closing, and Mr. Kendall J. Saville, the chairman of the board and a significant stockholder of JMB prior to the closing, were appointed to the Company’s Board of Directors.  These appointments were made pursuant to the Stock Purchase Agreement, which provides that the Other JMB Stockholders have the right to designate two directors to the Company’s Board.  Mr. Saville is an independent director who will serve on the Audit Committee of the Board.

At the closing of the JMB Acquisition, the Company made a cash payment to Mr. Wittmeyer of $19.7 million and issued to Mr. Wittmeyer 323,787 shares of the Company’s common stock in consideration for his shares of JMB, and paid to Mr. Saville $8.6 million and issued to Mr. Saville 140,853 shares of the Company’s common in consideration for his shares of JMB. Mr. Wittmeyer and Mr. Saville may be entitled to additional cash payments if cash is released to the Other JMB Stockholders from escrow in accordance with the terms of the Stock Purchase Agreement.

Also at the closing of the JMB Acquisition, JMB and Mr. Wittmeyer entered into the Wittmeyer Employment Agreement.

Effective March 19, 2021, the Company also appointed Ms. Monique Sanchez to the Company’s Board of Directors.  Ms. Sanchez is an independent director who will serve on the Audit Committee and the Nominating and Governance Committee of the Board.

In connection with their appointments, the Compensation Committee of the Board granted to each of Mr. Saville and Ms. Sanchez options to acquire 3,000 shares of common stock of the Company, at an exercise price of $39.74 per share, vesting ratably over three years, and with a maximum term of ten years.

Item 8.01.    Other Events

On March 8, 2021, the Company and the Other JMB Stockholders entered into a letter agreement with respect to the Stock Purchase Agreement.  Under the terms of the letter agreement, the Other JMB Stockholders agreed to jointly and severally indemnify the Company against approximately 79.47% of any liabilities arising out of an intrusion into JMB’s systems that occurred in the first half of 2020, including a related complaint, to the extent the liabilities of JMB exceed insurance proceeds (net of costs).  After the application of any available insurance proceeds, the obligations of the Other JMB Stockholders will be satisfied out of the transaction escrow, to the extent then available, and thereafter, by the Other JMB Stockholders.  The Company anticipates that any such liabilities of JMB will be covered by insurance and views the letter agreement as precautionary only.

Item 9.01.     Financial Statements and Exhibits

(a) Financial statements of businesses or funds acquired:

Reference is made to the Company’s Registration Statement on Form S-3, File No. 333-249060, as amended (the “Form S-3 Registration Statement”), for certain financial statements of JMB.

(b)Pro forma financial information:

Reference is made to the Form S-3 Registration Statement for certain pro forma financial information related to the JMB Acquisition.

(d) Exhibits:

Exhibit	Description
99.1	Press Release of A-Mark Precious Metals, Inc., dated March 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2021

A-MARK PRECIOUS METALS, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary